Exhibit 99.1

Certification Of Chief Executive Officer And Chief Financial Officer

I, Andrew G. Raguskus, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Sonic Innovations, Inc. on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Sonic Innovations, Inc.

By:	/s/ Andrew G. Raguskus
Name:	Andrew G. Raguskus
Title:	President and Chief Executive Officer

I, Stephen L. Wilson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Sonic Innovations, Inc. on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Sonic Innovations, Inc.

By:	/s/ Stephen L. Wilson
Name:	Stephen L. Wilson
Title:	Senior Vice President and Chief Financial Officer and Secretary